Exhibit 8.1

March 4, 2014

DHT Holdings, Inc.

Ladies and Gentlemen:

You have requested our opinion regarding the status of DHT Holdings, Inc. (the “Company”) as a passive foreign investment company (“PFIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), and regarding certain statements made under the caption “Tax Considerations — U.S. Federal Income Tax Considerations” in the Registration Statement.  For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the attached representation letter dated the date hereof and addressed to us by Eirik Ubøe, the Chief Financial Officer of the Company (the “DHT Representation Letter”).

We have examined (i) the Registration Statement and (ii) the DHT Representation Letter.  In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) all transactions and arrangements described in the Registration Statement will be effected in the manner described in the Registration Statement, (ii) the relevant statements set forth in the Registration Statement are true, complete and correct and (iii) the representations as to factual matters made by the Company in the DHT Representation Letter are true, complete and correct and will remain true, complete and correct at all times in the foreseeable future.  If any assumption above is untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon the foregoing, in our opinion, (i) the Company should not currently be a PFIC and will not be a PFIC, assuming no material change in the nature of the activities and assets of the Company as described in the Registration Statement and the DHT Representation Letter and (ii) the statements made in the Registration Statement, insofar as they describe the material U.S. federal income tax consequences (x) to a beneficial owner of common stock of the Company of the acquisition, ownership and disposition of such common stock and (y) to the Company of its activities, fairly summarize the matters therein described.  However, there are legal uncertainties involved in determining whether the income derived from time chartering activities constitutes rental income or services income.  The U.S. Court of Appeals for the Fifth Circuit has held that, for purposes of a different set of rules under the Code, income derived from certain time chartering activities should be treated as rental income rather than services income.  However, the Internal Revenue Service (the “IRS”) stated that it disagrees with the holding in this Fifth Circuit case, and specified that income derived from time chartering activities should be treated as services income.  Nonetheless, the IRS or a court could disagree with the determination that the Company is not a PFIC.  Moreover, our opinion might be adversely affected and may not be relied upon to the extent that in the future the Company conducts its affairs in a manner inconsistent with its present plans, as reflected in the Registration Statement and the DHT Representation Letter.

Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect.  We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

IRS Circular 230 disclosure:  To ensure compliance with requirements imposed by the IRS, we inform you that: (i) any U.S. federal tax advice contained in this communication (including any attachment) is not intended or written by us to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax penalties under the Code; (ii) such advice was written in connection with the Offering; and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

DHT Holdings, Inc.
2 Church Street
Hamilton HM 11
Bermuda

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